                                                                    Exhibit 4.10

                                    DEBENTURE

THIS DEBENTURE AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE TRANSFER OF THIS DEBENTURE AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS DEBENTURE AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS DEBENTURE ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED JANUARY 23, 2001. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

No.      ____                                             U.S. $_________

                                  ON2.COM INC.

              SERIES A CONVERTIBLE DEBENTURE DUE JANUARY ___, 2005

        THIS DEBENTURE is one of a duly authorized issue of up to $2,000,000 in Debentures of ON2.COM INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") designated as its Series A Convertible Debentures due 2005.

        The Company has issued this Debenture pursuant to a Unit Subscription Agreement, dated as of January 23, 2001 (the "Unit Subscription Agreement"), together with a related warrant (the "Warrant"), and has granted certain registration rights pursuant to the terms of an Investor's Rights Agreement, dated as of January 23, 2001 (the "Investor's Rights Agreement"). Pursuant to the Unit Subscription Agreement, the Company may issue additional Debentures to the Holder with substantially the same terms as this Debenture (together with this Debenture, the "Debentures"). The date on which this Debenture is issued is referred to herein as the "Issue Date".

         FOR VALUE RECEIVED, the Company promises to pay to ABANAT LIMITED, a corporation organized and existing under the laws of _____________, the registered holder hereof (the "Holder"), the principal sum of ____________ and 00/100 Dollars (US $_______.00) on January ___, 2005 (the "Maturity Date"). Interest shall not accrue on this Debenture, and only the principal sum shall be payable and provided for by the Company on the Maturity Date or upon any redemption or prepayment of this Debenture.

         This Debenture is subject to the following additional provisions:

         1. EXCHANGE. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000.00) and integral multiples thereof (unless at the time of issue of the Debenture, the aggregate amount due to the Company under the Unit Subscription Agreement is not an integral multiple of $10,000.00, in which case the Debentures may be issued in other denominations). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, and shall bear the same date as the Debenture for which it is exchanged. No service charge will be made for such registration or transfer or exchange.

         2. RESTRICTIONS ON TRANSFER. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with Regulation S ("Regulation S") of the Securities Act of 1933, as amended (the "Act"), or pursuant to registration under the Act or an available exemption from registration and in compliance with other applicable state and foreign securities laws and the Investor's Rights Agreement. The Company covenants and agrees that it will not register any transfer of this Debenture which is not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions, satisfactory to the Company, that the issuance of the Debenture in such other name does not and will not violate the provisions of Regulation S or cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's debenture register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         3. CONVERSION. The Holder is entitled, at its option after the date that is 180 days after the date hereof, subject to the following provisions of this Section 4, to convert all or a portion of this Debenture into shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"), at any time until the Maturity Date, at a conversion price for each share of Common Stock equal to the amount of $0.___ [the lower of $0.45 or the average closing price of the common stock for a ten-day period] (the "Conversion Price"); PROVIDED that the principal amount being converted is at least US $10,000.00 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000.00), then the whole amount thereof). The number of shares of Common Stock issuable upon exercise of this Debenture (the "Conversion Shares") and the Conversion Price may be adjusted from time to time as hereinafter set forth. The number of Conversion Shares into which such Debentures are convertible shall be determined by dividing (a) the principal amount of the Debentures to be converted by (b) the Conversion Price then in effect.

         In order to convert the principal amount of this Debenture, or any portion thereof, the Holder shall send by facsimile transmission (and confirm such transmission by telephone or voicemail message), a notice of conversion to the Company and to the Company's transfer agent, Corporate Stock Transfer, located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 or any successor thereto, stating the principal amount to be converted and the applicable Conversion Price, and prior to Conversion, the Holder must physically surrender this Debenture to the Company.

         No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company, provided that the Holder shall deliver to the Company's transfer agent or the Company the original Debentures being converted within five (5) business days thereafter (and if not so delivered within such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debentures being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (917) 237-1544; ATTN: Corporate Secretary, or at such other facsimile number as the Company may provide to the Holder.

         4. REPAYMENT. Any Debentures not previously converted as of the Maturity Date, shall be, unless otherwise designated by the Holder, automatically converted, as of the Maturity Date at the applicable Conversion Price. The Holder may elect, by notice to the Company at any time within ten
(10) days after the Maturity Date, that the Company repay any Debentures which have not yet been converted as of the Maturity Date by payment of the principal amount of the Debenture.

         5. ADJUSTMENTS TO CONVERSION PRICE. The number of Conversion Shares and the Conversion Price shall be subject to adjustment from time to time as provided in this Section. There shall be no adjustment hereunder with respect to
(A) the issuance or sale of shares or options to purchase shares of the Company Common Stock to employees, officers, directors and consultants of the Company and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) pursuant to plans or arrangements approved by the Company's Board of Directors; (B) the issue or sale to other entities or the owners thereof for acquisition purposes; (C) the issue and sale to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the Company; (D) the issuance of Common Stock to Crossover Ventures, Inc. or its successors or assigns under the terms of the equity line of credit arrangement, as such may be amended from time to time, and
(E) the issuance of Common Stock upon conversion of any shares of any series of the Company's Preferred Stock, the Company's Series A Convertible Debentures due 2006 or the Warrants.

         5.1 If, at any time while any portion of this Debenture remains outstanding, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend or other distribution, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be increased in proportion to such increase in outstanding shares.

         5.2 If, at any time while any portion of this Debenture remains outstanding, (a) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then, following the date upon which such subdivision becomes effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be increased in proportion to such increase in outstanding shares, and, (b) if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then, following the date upon which such combination becomes effective, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

         5.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 5.1.

         5.4 If, at any time while any portion of this Debenture remains outstanding, the Company issues or sells any Convertible Securities (as defined below) or any shares of Common Stock for a consideration per share less than Fair Market Value (as defined below) of the Common Stock determined on the date of such issuance or sale, then immediately upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) the sum of (i) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In such instances, the number of Conversion Shares shall be increased by multiplying such number of shares by a fraction, of which the numerator will be the Conversion Price in effect immediately prior to such issue or sale, and the denominator will be the Conversion Price immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Company's Options (as defined below) and Convertible Securities, whether or not such Options or Convertible Securities are actually exercisable at such time. "Options" means any rights, warrants or options sold or granted by the Company to subscribe for or purchase Common Stock or Convertible Securities. "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock. "Fair Market Value" means, as of any date, the value of a share of Common Stock, determined as follows: (i) if such Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal; (ii) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal; (iii) if such Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal; or (iv) if none of the foregoing is applicable, by the Board of Directors of the Company acting in good faith.

         5.5 In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another Person of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Debenture shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Debenture would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

         5.6 NOTICE OF ADJUSTMENT OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

            (i) the Company shall compute the adjusted Conversion Price in accordance with this Section 5 and shall prepare a certificate signed by an officer of the Company, setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for this Debenture; and

            (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to the Holder at its last address as it shall appear in the debenture register.

         5.7 OTHER DILUTIVE EVENTS. If any event occurs as to which the provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid; provided that no such adjustment will increase the Conversion Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 5.

         6. REPRESENTATIONS OF HOLDER. The Holder of the Debenture, by acceptance hereof, represents and warrants that it is not a U.S. person, as defined by Regulation S, and is not purchasing the debenture for the account or benefit of a U.S. person and agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the provisions of Regulation S pursuant to registration under the Act or pursuant to an available exemption from registration and under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities. The Holder further agrees that it will not engage in hedging transactions with regard to the Debenture or the shares of Common Stock issuable upon conversion thereof unless in compliance with the Act.

         7. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflicts of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Debenture.

         8. EVENTS OF DEFFAULT. The following shall constitute an "Event of Default":

            a. The Company fails to make any payment of principal on this
               Debenture as required pursuant to the Debenture and same shall continue for a period of fifteen (15) days; or

            b. Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture shall be false or misleading in any material respect at the time made; or

            c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for fifteen (15) business days after written notice from the Holder of such failure; or

            d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

            e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            f. A trustee, liquidator or receiver shall be appointed for the
               Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

            g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

            h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            i. The Company shall have its Common Stock suspended or delisted from an exchange for in excess of thirty (30) trading days and fail to initiate all steps to quote the Common Stock on the OTC Bulletin Board.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and a majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         9. PRIORITY, SUBORDINATION. All principal due on this Debenture shall first be paid in full (hereafter, "PAYMENT IN FULL") in accordance with the terms hereof before any payment on account of principal of, premium, if any, interest, dividends or any other amounts shall be made upon any Junior Securities, whether on account of any purchase or redemption or other acquisition of such Junior Securities, at maturity or otherwise.

         The Company may make or permit to remain outstanding any indebtedness or security, except that the Company may not issue any securities or indebtedness which are Senior Securities unless it shall have obtained the consent of not less than two-thirds of the Holders, whether written or by the vote of such Holders at a meeting, to incur such indebtedness.

         In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each a "Liquidation Event"), then, and in any such event, the Holder of this Debenture shall first be entitled to receive Payment in Full of all principal due on this Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on the Junior Securities (as defined below). In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holder of this Debenture and the holders of Pari Passu Securities (as defined below) are insufficient to pay all principal due or to become due on this Debenture and on the Pari Passu Securities, the entire assets of the Company shall be distributed ratably among the Holder of this Debenture and the holders of Pari Passu Securities in proportion to the ratio that the amount so payable on each such security bears to the aggregate preferential amount payable on all such shares.

         Company "JUNIOR SECURITIES" shall mean all securities and indebtedness of the Company that are not Pari Passu Securities or Senior Securities as defined below. "PARI PASSU SECURITIES" shall mean any securities or indebtedness of the Company that by their terms rank PARI PASSU with this Debenture in respect of interest, dividends, redemption or distribution upon liquidation, including all of the other Debentures. "SENIOR SECURITIES" shall mean any securities or indebtedness of the Company that by their terms have a preference over this Debenture in respect of dividends, redemption or distribution upon liquidation. For purposes hereof, the Common Stock and all other capital stock of the Company shall be deemed to be Junior Securities.

         10. MISCELLANEOUS. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         No recourse shall be had for the payment of the principal of this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the debenture register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new debenture identical in all respects to this Debenture.

         If the indebtedness represented by this Debenture or any part thereof is collected in any proceeding or if this Debenture is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company shall pay, as an obligation under this Debenture, in addition to the obligation to pay principal and interest, all costs of collecting this Debenture, including reasonable attorneys' fees.

         No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         All the covenants, stipulations, promises and agreements by or on behalf of the Company contained in this Debenture shall be binding upon the Company's successors and assigns whether or not so expressed.

         If any provision of this Debenture is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Debenture shall remain in effect, and if any provision is in applicable to any person or circumstances, such provision shall nevertheless remain applicable to all other persons and circumstances.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: ________, 20__
                                    ON2.COM INC.

                                    By:
                                        --------------------------------------

                                    ------------------------------------------
                                    (Print Name)

                                    ------------------------------------------
                                    (Title)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of ON2.COM INC. (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*

------------------------------------------------------------------

Applicable Conversion Price

------------------------------------------------------------------


Signature

------------------------------------------------------------------
                                    [Name]

Address:

------------------------------------------------------------------

------------------------------------------------------------------


* This original Debenture must be received by the Company or its transfer agent by the fifth business date following the Conversion Date.